Exhibit 4.1

GENERAL MILLS, INC.,
the Company

to

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

INDENTURE

Dated as of April 11, 2007

$1,150,000,000 Floating Rate Convertible Senior Notes
due April 11, 2037

i

SECTION 15.08. Benefits of Indenture	72

EXHIBIT A	Form of Security
EXHIBIT B	Transfer Certificate

SCHEDULE A	Additional Shares

v

INDENTURE, dated as of April 11, 2007 (the “Indenture”), between GENERAL MILLS, INC., a Delaware corporation (the “Company”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for establishment, authentication and issuance of securities to be known as the Company’s “Floating Rate Convertible Senior Notes due April 11, 2037” (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this Indenture.

The Trustee deems it appropriate to serve as trustee on terms hereinafter provided and, to provide therefor, the Trustee has duly authorized the execution and delivery of this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, and for the purpose of setting forth, as provided in this Indenture, the form and substance of the Securities and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.01.  Definition of Terms.  Unless the context otherwise requires:

(a)  a term defined anywhere in this Indenture has the same meaning throughout;

(b)  the singular includes the plural and vice versa;

(c)  headings are for convenience of reference only and do not affect interpretation;

(d)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(e)  unless the context otherwise requires, any reference to an “Article” or “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(f)  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(g)  any reference herein to any Person shall be construed to include such Person’s successors and assigns; and

(h)  the following terms have the meanings given to them in this Section 1.01(h):

“1-month LIBOR” means:

(i)            the rate for one-month deposits in United States dollars commencing on the related LIBOR Rate Reset Date, that appears on the Moneyline Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date; or

(ii)           if no rate appears on the particular LIBOR Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Trustee as the arithmetic mean of at least two offered quotations obtained by the Trustee after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Trustee with its offered quotation for deposits in United States dollars for the period of one month, commencing on the related LIBOR Rate Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(iii)          if fewer than two offered quotations referred to in clause (ii) above are provided as requested, the rate calculated by the Trustee as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular LIBOR Determination Date by three major banks in The City of New York selected by the Trustee, for loans in U.S. dollars to leading European banks for a period of one month and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(iv)          if the banks so selected by the Trustee are not quoting as mentioned in clause (iii) above, 1-month LIBOR in effect on the particular LIBOR Determination Date.

“Additional Interest” means Default Additional Interest and Registration Rights Additional Interest.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a global security or beneficial interests therein, or involving a Security in definitive form, the rules and procedures of the depositary for such global security or such Security in definitive form, as the case may be, in each case to the extent applicable to such transaction as in effect from time to time.

“Authorized Newspaper” means the national edition of the Wall Street Journal, the New York Times or other nationally circulated newspaper.

“Beneficial Owner” has the meaning determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Commission under the Exchange Act, or any successor provision, except that (i) a Person shall be deemed to have “beneficial ownership” of all shares of the Common Stock that the Person has the right to acquire, whether exercisable immediately or only after the passage of time and (ii) any percentage of beneficial ownership shall be determined using the definition in clause (i) in both the numerator and the denominator.

“Board of Directors” means the Board of Directors of the Company or the executive committee of such Board of Directors or other committee duly authorized to act on behalf of the Board of Directors with regard to a given matter.

“Board Resolution” means a resolution of the Board of Directors.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (i) not a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close and (ii) also a London Banking Day.

“Capital Stock” for any corporation, limited liability company or partnership means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change in Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s properties and assets, to any Person or group of related Persons (other than one of the Company’s Subsidiaries), as defined in Section 13(d) of the Exchange Act (a “Group”); (ii) the approval by the holders of Common Stock of any plan or proposal for the Company’s liquidation or dissolution, whether or not otherwise in compliance with the provisions of this Indenture; (iii) any Person or Group, other than the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, becoming the beneficial owner, directly or indirectly, of shares of, the Company’s voting stock representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding Voting Shares; or (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

“close of business” means 5:00 p.m., New York City time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Common Stock” shall mean shares of the Company’s Common Stock, $0.10 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified, exchanged, converted or changed, including, subject to Section 5.01(c) and Section 5.11(a), in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving Person.

“Common Stock Price” on any date means the closing sale price per share, or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date for the Common Stock (or the Public Acquirer Common Stock, as the case may be) as reported in composite transactions on The New York Stock Exchange or the principal U.S. securities exchange on which the Common Stock is traded.  If the Common Stock is not so traded, the Common Stock Price will be the average of the mid-point of the last bid and asked prices for the Common Stock (or the Public Acquirer Common Stock, as the case may be) on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman or any Vice Chairman of the Board of Directors, President, any Vice President, its Treasurer, any Assistant Treasurer, its Controller, any Assistant Controller, Secretary or any Assistant Secretary, and delivered to the Trustee.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of such Board of Directors as of the date of this Indenture or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Conversion Price” means a price per share of Common Stock equal to $1,000 divided by the applicable Conversion Rate.

“Conversion Rate” means ten (10) of shares of Common Stock per $1,000 principal amount of Securities as of the date of this Indenture, subject to the adjustments described in Article V.

“Current Market Price” of the Common Stock on any day means the average of the Common Stock Prices per share of the Common Stock for each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation, subject to adjustment by the Board of Directors if another transaction requiring an adjustment to the Conversion Rate pursuant to this Indenture occurs during such ten Trading Day period.

“Daily Conversion Value” means, for each of the ten consecutive Trading Days during the Observation Period, one-tenth of the product of (i) the Conversion Rate on such Trading Day and (ii) the Common Stock Price of the Common Stock (or the value of the consideration into which one share of Common Stock has been exchanged in connection with certain corporate transactions contemplated by this Indenture) on such Trading Day.

“Daily Settlement Amount” for each of the ten Trading Days during the Observation Period consists of: (i) an amount in cash equal to the lesser of $100 and the Daily Conversion Value relating to such Trading Day; and (ii) to the extent such Daily Conversion Value exceeds $100, a number of shares of Common Stock (the “Net Shares”) subject to the Company’s right to pay cash in lieu of all or a portion of such Net Shares, as described in Section 5.14, equal to (A) the difference between such Daily Conversion Value and $100, divided by (B) the Common Stock Price of the Common Stock for such Trading Day.

“Dollars” means the currency of the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock, in the regular way on the relevant exchange or in the relevant market for the Common Stock, does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“Holder” or “Holder of Securities” means the Person in whose name a Security is registered in the Security Register.

“interest” includes Additional Interest, if any, whether or not so stated.

“Initial Purchaser” means Morgan Stanley & Co. Incorporated.

“LIBOR Determination Date” means the second London Banking Day preceding each LIBOR Rate Reset Date.

“LIBOR Rate Reset Date” means the 11th day of each calendar month of each year commencing on May 11, 2007.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in U.S. dollars, in London, England.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether on a Redemption Date, Repurchase Date, a Change in Control Repurchase Date, at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

“Net Shares” shall have the meaning set forth in the definition of “Daily Settlement Amount.”

“Observation Period” with respect to any Security means the ten consecutive Trading Day period beginning on and including the second Trading Day after delivery of the Conversion Notice to the Conversion Agent pursuant to Section 5.02(a) or the delivery of the appropriate instructions to the Conversion Agent pursuant to the Applicable Procedures as referred to in clause (v) of said Section 5.02(a); provided that, in connection with any Conversion Notice (or appropriate instructions) received after the date of issuance of a notice of redemption of the Securities pursuant to Section 3.01, the Observation Period means the ten consecutive Trading Days beginning on and including the 13th scheduled Trading Day prior to but not including the applicable Redemption Date.

“Offering Memorandum” means the offering memorandum of the Company dated April 4, 2007 relating to the offering of the Securities.

“Officer’s Certificate” means a certificate signed by the Chairman or any Vice Chairman of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.  Each Officer’s Certificate shall include the statements required by Section 1.03.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be reasonably acceptable to the Trustee.  Each Opinion of Counsel shall include the statements required by Section 1.03.

“Outstanding” means as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; provided, however, that if a Security is converted in accordance with Article 5, then from and after the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue and the rights of the Holders therein shall terminate (other than the right to receive payment upon conversion in accordance with Section 5.14); and

(iii)          Securities in exchange for or in lieu of which other Securities have been authenticated and delivered, or Securities which have been paid, pursuant to this Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Securities are held by protected purchasers; provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or by any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Principal Corporate Trust Office” means the principal corporate trust office of the Trustee at the location which is The Bank of New York Trust Company, N.A., 2 North LaSalle, Suite 1020, Chicago, IL 60602, Attention: Global Corporate Trust, or at such other location as the Trustee may from time to time designate by written notice to the Company.

“Public Acquirer Change in Control” means any transaction described in clause (iii) of the definition of Change in Control where the acquirer, or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate ordinary voting power of all shares of such acquirer’s Capital Stock that are entitled to vote generally in the election of directors, but in each case other than the Company, has a class of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such Change in Control.  Such acquirer’s or other entity’s class of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such Change in Control is herein referred to as “Public Acquirer Common Stock.”

“Public Acquirer Common Stock” shall have the meaning set forth in the definition of “Public Acquirer Change in Control”.

“Redemption Date” means the date fixed for the redemption of the Securities pursuant to Section 3.01.

“Registered Security” means any Security registered as to principal.

“Registration Rights Additional Interest” means “Additional Interest” as such term is defined in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated April 11, 2007, between the Company and the Initial Purchaser relating to the Securities.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Register” means a register of Securities that the Company shall keep or cause to be kept, at one of its said offices or agencies, for the Securities issued hereunder which may include Registered Securities.

“Stated Maturity,” when used with respect to any Security or any installment of principal or interest thereon, means the date specified in Section 2.02 or in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any other Person at least majority of the Voting Shares of which at the time are owned directly or indirectly by such first Person or by one or more of such first Person’s other Subsidiaries or by such first Person and one or more of such first Person’s other Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means any regular or abbreviated trading day of The New York Stock Exchange.

“Transfer Restricted Securities Legend” means the legend substantially in the form of the legend labeled as such and that is set forth in Exhibit A hereto.

“Voting Shares” means Capital Stock, or other ownership interests, of any class or classes having voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees, or equivalents thereof, of a Person (irrespective of whether at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the failure to pay a dividend or other amount or by reason of the occurrence of any other contingency).

SECTION 1.02.  Other Definitions.

Term	Defined in Section
Accepted Purchased Shares	5.05(g)(i)
Act	1.05(a)
Additional Shares	5.01(b)(i)
Agent Member	2.07(d)
Cash Percentage	5.14(b)
Cash Percentage Notice	5.14(b)
Change in Control Repurchase Date	3.03(a)
Change in Control Repurchase Notice	3.03(e)
Change in Control Repurchase Price	3.03(a)
Company	Preamble
Company Change in Control Repurchase Notice	3.03(b)
Company Repurchase Notice	3.02(g)
Conversion Date	5.02(a)
Conversion Notice	5.02(a)
Conversion Agent	5.16
Depositary	2.04
Default Additional Interest	7.01(b)
Definitive Transfer Restricted Security	2.07(d)
Distributed Assets	5.05(d)
Effective Date	5.01(b)(ii)
Event of Default	7.01(a)
Expiration Time	5.05(f)
Extraordinary Cash Dividend	5.05(e)
Global Securities	2.04
Indenture	Preamble
Initial Interest Rate	2.05(b)
Interest Payment Date	2.05(b)
Notice of Redemption	3.01(c)
Offer Expiration Time	5.05(g)
Paying Agent	2.08
Purchased Shares	5.05(f)(i)
QIB	2.07(a)
Quarterly Dividend Threshold Amount	5.05(e)
Record Date	2.06(a)
Redemption Price	3.01(a)
Repurchase Date	3.02(a)
Repurchase Notice	3.02(b)(i)
Repurchase Price	3.02(a)
Rule 144A Information	4.01
Securities	Recitals
Security Registrar	2.08
Share Price	5.01(b)(ii)
transfer	2.07(c)
Transfer Restricted Global Security	2.07(d)
Transfer Restricted Securities	2.07(c)

Term	Defined in Section
Trigger Event	5.05(d)
Trustee	Preamble

SECTION 1.03.  Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 4.05) shall include:

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04.  Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by an opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05.  Acts of Holders.  (a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced (i) by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, (ii) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article XII, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.  If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.  No such vote or consent shall be valid or effective for more than 120 days after such record date.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, offered to be taken or omitted to be taken by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(d)  The principal amount and serial number of any Security and the ownership of Securities shall be proved by the Security Register.

(e)  The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 1.06.  Notices, etc., to Trustee or Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i)            the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at the Principal Corporate Trust Office, or

(ii)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Section 7.01(a)(3)) if in writing and mailed, first class, postage prepaid, to the Company, addressed to it at the address of its principal executive office at Number One General Mills Boulevard, Minneapolis, Minnesota 55426, Attention: Treasurer or at any other address previously furnished in writing to the Trustee by the Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture shall be in the English language, except that any published notice may be in the official language of the country of publication.

SECTION 1.07.  Notices to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first class mail, postage prepaid, to such Holders in the manner and the extent provided in Section 313(c) of the TIA.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.  In the event of suspension of regular mail service or if for any other reason it shall be impracticable to give such notice to Holders by mail, then such a notification as shall be made to Holders with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.  In case by reason of the suspension of publication of any Authorized Newspaper or by reason of any other cause, it shall be impracticable to publish any notice to Holders as provided above, then said notification to Holders as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.

SECTION 1.08.  TIA.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.  If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317 of TIA, through operation of Section 318(c) thereof, such imposed duties shall control.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE SECURITIES

SECTION 2.01.  Designation, Principal Amount and Authorized Denomination.  There is hereby authorized and established a series of Securities designated as “Floating Rate Convertible Senior Notes due April 11, 2037”, limited in aggregate principal amount to $1,150,000,000, which amount to be issued shall be as set forth in a Company Order for the authentication and delivery of Securities.  The Securities shall be issuable in denominations of $1,000 and integral multiples thereof.

SECTION 2.02.  Maturity.  The Stated Maturity of the principal of the Securities shall be April 11, 2037.

SECTION 2.03.  Form and Terms of Securities.  The Securities shall be substantially in the form, and shall have the terms, set forth on Exhibit A, which in its entirety is made a part of this Indenture and is incorporated by reference herein as if set forth in full herein.  In the event of any conflict between the provisions set forth in Exhibit A and the provisions set forth in this Indenture, the provisions of this Indenture shall control.  The Securities may have any notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and does not affect the rights, duties or immunities of the Trustee.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.

SECTION 2.04.  Global Securities.  The Securities shall initially be issued in the form of one or more global securities registered in the name of the depositary (which initially shall be The Depository Trust Company) (the “Depositary”) or its nominee (the “Global Securities”).  Securities represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Securities in definitive form; provided that any election of the Company to issue Securities in definitive form and to effect transfers of such definitive Securities pursuant to Section 2.07(d) hereof shall be subject to the Applicable Procedures of the Depositary.  The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

SECTION 2.05.  Payment of Principal; Interest Rate and Payment Dates; Additional Interest.  (a)    The principal of the Securities shall be due on April 11, 2037 (unless earlier repurchased, redeemed or converted).  The Company shall pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues.

(b)  The Securities shall bear interest at an annual rate equal to 1-month LIBOR, reset on each LIBOR Rate Reset Date, minus 0.07%, and will initially bear interest at a rate of 5.25% (the “Initial Interest Rate”); provided that such rate shall never be less than 0% per annum.  Interest shall be payable quarterly in arrears on each January 11, April 11, July 11 and October 11 (each, an “Interest Payment Date”), commencing on July 11, 2007.  Interest shall accrue on a monthly basis based on the relevant 1-month LIBOR, but such interest shall be payable only on a quarterly basis on each Interest Payment Date (and the amount of interest payable on each Interest Payment Date will be the aggregate amount of interest accrued, if any, without compounding, for each of the three immediately preceding one-month periods from, and including, a LIBOR Rate Reset Date to, but excluding, the immediately succeeding LIBOR Rate Reset Date).  If any Interest Payment Date (other than an Interest Payment Date coinciding with a Redemption Date, Repurchase Date, Change in Control Repurchase Date or the Stated Maturity of the principal of the Securities) falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day (but no additional interest shall be payable on such Interest Payment Date as a result of such postponement); provided that, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be brought forward to the immediately preceding Business Day.  If the Redemption Date, Repurchase Date, Change in Control Repurchase Date or the Stated Maturity of principal of the Securities shall fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day, and, except as set forth in Section 3.02, no interest on such payment will accrue for the period from and after the Redemption Date, Repurchase Date (subject to Section 3.02), Change in Control Repurchase Date or the Stated Maturity to such next succeeding Business Day.  Interest on the Securities will accrue from April 11, 2007 or, if interest has already been paid or duly provided for, from the date on which it was most recently paid or duly provided for.

(c)  (i)    Interest on the Securities will be computed using the actual number of days elapsed between the LIBOR Rate Reset Dates divided by 360.  All percentages resulting from any calculation on the Securities will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from that calculation on the Securities will be rounded to the nearest cent, with one-half cent being rounded upward.  The Company will pay principal, interest and Additional Interest, if any, on the Securities at the Principal Corporate Trust Office of the Trustee or, in the case of Global Securities, in accordance with the Applicable Procedures.

(ii)  If any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day.  The interest rate in effect on any LIBOR Rate Reset Date will be the applicable rate as reset on that date, and the interest rate in effect on any other day will be the interest rate in effect on the next preceding LIBOR Rate Reset Date or, if there was no preceding LIBOR Rate Reset Date, the interest rate in effect on that day shall be the Initial Interest Rate.

(d)  The Trustee shall determine 1-month LIBOR on each LIBOR Determination Date.

(e)  The Holders of the Securities shall be entitled to the benefits of the Registration Rights Agreement, including the right to receive Registration Rights Additional Interest in the event of Registration Defaults (as defined in the Registration Rights Agreement) under Section 3(a) thereof, such Registration Rights Additional Interest to be payable at the same times and to the same Persons as regular interest is payable with respect to the Securities, it being understood that any reference in this Indenture to “interest” shall be deemed to include “Registration Rights Additional Interest” if then owing in accordance with the terms of the Registration Rights Agreement.  If at any time Registration Rights Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Registration Rights Additional Interest that is payable, (ii) the date from which such Registration Rights Additional Interest shall accrue and (iii) the date on which such Registration Rights Additional Interest is payable pursuant to the terms of the Registration Rights Agreement.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Registration Rights Additional Interest is payable.

(f)  The Holders of the Securities shall be entitled to the benefits of Section 7.01(b), relating to the right to receive Default Additional Interest pursuant to the terms of such Section, and such Default Additional Interest shall be payable at the same times and to the same Persons as regular interest is payable with respect to the Securities, it being understood that any reference in this Indenture to “interest” shall be deemed to include “Default Additional Interest” if then owing in accordance with the terms set forth in Section 7.01(b).  If at any time Default Additional Interest becomes payable by the Company pursuant to the terms set forth in Section 7.01(b), the Company shall promptly deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Default Additional Interest that is payable, (ii) the date from which such Default Additional Interest shall accrue and (iii) the date on which such Default Additional Interest is payable pursuant to terms set forth in Section 7.01(b).  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Default Additional Interest is payable.

SECTION 2.06.  Method of Payment.  (a)    The Company will pay interest on the Securities to the Person who is the registered Holder of a Security at the close of business on March 25, June 25, September 25 and December 25, whether or not a Business Day (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date; provided that subject to the terms and conditions of this Indenture (including Article III hereof), the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity (including the interest payable on the date such amounts are due), as the case may be, to the Holder who surrenders a Security to the Paying Agent (as defined below) or, in the case of Global Securities, in accordance with the Applicable Procedures.  The Company will pay cash amounts in Dollars.

(b)  Notwithstanding Section 2.06(a), if a Holder is holding Securities in definitive form, the Company shall pay interest, other than interest payable at the Stated Maturity of principal by check mailed to such Holder.  If a Holder is holding at least $1,000,000 principal amount of Securities in definitive form, such Holder may receive such interest payments by wire transfer, provided that such Holder has notified the Trustee in writing at the Trustee’s Principal Corporate Trust Office, on or before the Record Date before the applicable Interest Payment Date, other than an Interest Payment Date at the Stated Maturity of principal that such Holder chooses to have interest on such Holder’s Securities payable on such Interest Payment Date and all subsequent Interest Payment Dates paid by wire transfer of immediately available funds to an account at a bank (that has facilities to receive wire transfers) in The City of New York, or in another city designated by such Holder and agreed to by the Company.  Such payment method will apply until such Holder provides the Trustee written notice to the contrary.  The Company shall not pay interest to a Holder by wire transfer if such Holder designates an account with a bank that has no facilities to receive wire transfers.  The Company shall pay the principal of and interest on any Security in definitive form that is due at the Stated Maturity of principal, the Redemption Date, Repurchase Date or Change in Control Repurchase Date in immediately available funds against presentation of such Security in definitive form at the Principal Corporate Trust Office of the Trustee in The City of New York or at any other office or agency of the Trustee in The City of New York that the Trustee may designate to such Holder in writing; provided that if any such payment is to be made by wire transfer, the Trustee must have received appropriate wire transfer instructions in writing from any Holder being so paid at least two Business Days prior to the relevant date.

SECTION 2.07.  Transfer and Exchange.  (a)  Notwithstanding any other provision of this Indenture or the Securities, until the expiration of the applicable holding period set forth in Rule 144(k) of the Securities Act (or any successor provision), neither the Securities nor any shares of Common Stock issued upon conversion of the Securities may be offered, sold, pledged or otherwise transferred in whole or in part except (i) to the Company or one of its Subsidiaries, (ii) to a Person whom the transferor reasonably believes is a qualified institutional buyer, as such term is defined in Rule 144A (a “QIB”), acquiring for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (iii) pursuant to an exemption (other than Rule 144A) from registration under the Securities Act, including pursuant to Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv), in accordance with any applicable securities laws of any state of the United States and other jurisdictions.  Whenever, prior to the expiration of such holding period, any Security or shares of Common Stock issued upon conversion of any Securities, as the case may be, is presented or surrendered for registration of transfer or exchange for a Security or shares of Common Stock issued upon conversion of any Securities, as the case may be, registered in a name other than that of the Holder thereof, such Security, or such shares of Common Stock, as the case may be, must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, or such shares of Common Stock, as the case may be, as to compliance with such restrictions on transfer.  The Security Registrar shall not be required to accept for such registration of transfer or exchange any Security, or shares of Common Stock, as the case may be, not so accompanied by such properly completed certificates and, in the case of transfer or exchange pursuant to clause (iii) above, Opinion of Counsel, as applicable.

(b)  Any certificate evidencing a Security (and all securities issued in exchange therefor or substitution thereof) or shares of Common Stock issued upon conversion of a

Security, as the case may be, shall bear the Transfer Restricted Securities Legend, unless (1) such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, (2) such Security or such shares of Common Stock, as the case may be, are eligible for resale pursuant to Rule 144(k) under the Securities Act (or any successor provision) or (3) otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

(c)  Every Security or share of Common Stock issued upon conversion of a Security, as the case may be, that bears or is required under this Section 2.07 to bear the Transfer Restricted Securities Legend (the “Transfer Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.07 (including those set forth in the Transfer Restricted Securities Legend), and the Holder of each such Transfer Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.07, the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Transfer Restricted Security or any interest therein.

(d)  Notwithstanding anything herein to the contrary, if the Holder of a definitive Security or shares of Common Stock issued upon conversion of a Security, as the case may be, that are Transfer Restricted Securities (a “Definitive Transfer Restricted Security”) wishes at any time to transfer such Definitive Transfer Restricted Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Transfer Restricted Security that is a Global Security (a “Transfer Restricted Global Security”), such transfer may be effected, subject to the other provisions of this Indenture and the Applicable Procedures, only in accordance with this Section 2.07(d).  Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from any member or participant in the Depositary (an “Agent Member”) directing the Depositary to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Transfer Restricted Global Security, in a principal amount equal to the principal amount of the Definitive Transfer Restricted Security to be so transferred and (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with such beneficial interest; and upon receipt by (2) the Trustee of (A) the Definitive Transfer Restricted Security to be transferred and (B) notification from the Depositary of the transaction described in (1) above, the Trustee shall cancel the Definitive Transfer Restricted Security and instruct the Depositary to increase the principal amount of the Transfer Restricted Global Security by the principal amount of the Definitive Transfer Restricted Security so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding principal amount of the Transfer Restricted Global Security.

(e)           If:

(i)            the Depositary or any successor thereto notifies the Company that it is unwilling or unable to continue as depositary for Global Securities or ceases to be a “clearing agency” registered in good standing under the Exchange Act or other applicable statute or regulation, and the Company does not appoint a successor depositary within 90 days after the Company receives notice of such inability, unwillingness or cessation;

(ii)           an Event of Default is occurring and continuing; or

(iii)          the Company, in its sole discretion and subject to the procedures of the Depositary, determine that any or all of the Securities will no longer be represented by Global Securities;

then the Company will issue, to participants that hold interests in those Global Securities through the Depositary, certificated Securities in exchange for the related Global Securities and such participants will then become the registered holders of those certificated Securities. Those Global Securities will be cancelled and be of no further force or effect.

(f) Any Security (or Security issued in exchange or substitution therefor) or shares of Common Stock issued upon conversion of a Security, as the case may be, as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Transfer Restricted Securities Legend have been satisfied may, upon surrender of such Security or such shares of Common Stock, as the case may be, for exchange to the Security Registrar in accordance with the provisions of this Section 2.07, be exchanged for a new Security or Securities or new shares of Common Stock, as the case may be, of like tenor and aggregate principal amount, which shall not bear the Transfer Restricted Securities Legend.  If the Transfer Restricted Security surrendered for exchange is represented by a Global Security bearing a Transfer Restricted Securities Legend, the principal amount of the Global Security so legended shall be reduced by the appropriate principal amount, and the principal amount of a Global Security without the Transfer Restricted Securities Legend shall be increased by an equal principal amount.  If a Global Security without the Transfer Restricted Securities Legend is not then outstanding, the Company shall execute and the Trustee upon receipt of a Company Request shall authenticate and deliver a Global Security without the Transfer Restricted Securities Legend to the Depositary.  The Security Registrar shall not be required to remove any Transfer Restricted Securities Legend from a Security unless directed to do so in an Officer’s Certificate.

(g)  The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of a beneficial interest in any Security that is a Global Security (including any transfers between or among Depositary participants, indirect participants or Beneficial Owners in any such Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

(h)  Any Transfer Restricted Securities purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Transfer Restricted Securities, no longer being “restricted securities” (as defined under Rule 144).

SECTION 2.08.  Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Security

Registrar”) and an office or agency where Securities may be presented for purchase or payment (the “Paying Agent”).  If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07.  The Company or any of its Subsidiaries or an Affiliate of the Company or any of its Subsidiaries may act as Paying Agent.  The Company initially appoints the Trustee as Security Registrar and Paying Agent in connection with the Securities.

SECTION 2.09.  Execution, Authentication and Delivery.  The Securities shall be executed on behalf of the Company by its Chairman, Vice Chairman, President or one of its Vice Presidents and may be under its corporate seal, which may be in facsimile form and may be imprinted or otherwise reproduced thereon and attested by its Secretary or one of its Assistant Secretaries.  The signature of any of these officers on the Securities may be manual or facsimile.  Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities, or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver such Securities to or upon a Company Order, an Officer’s Certificate and an Opinion of Counsel without any further action by the Company.

The Trustee shall have the right to decline to authenticate and deliver any Security under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability.

All Registered Securities shall be dated the date of their authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 2.10.  Mutilated, Defaced, Destroyed, Lost and Stolen Securities or Coupons.  In case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, and in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company in the case of a mutilated Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute, and upon a Company Request, the Trustee shall authenticate and deliver, a new

Security, of like tenor and principal amount, and bearing a number, letter or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, or if any such Security shall have matured or shall be about to mature, instead of issuing a substituted Security, the Company in its discretion may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Security) instead of issuing a new Security.  In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security under this Section 2.10, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every substitute Security issued pursuant to the provisions of this Section 2.10 by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder.  All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions of this Section 2.10 are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall, to the fullest extent permitted under applicable law, preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.11.  Persons Deemed Owners.  The Company, the Trustee, and any agent of the Company or the Trustee may treat the Holder of any Security as the absolute owner of such Security for the purposes of receiving payment thereof or on account thereof and for all other purposes whatsoever whether or not such Security be overdue, and neither the Company, the Trustee, any Paying Agent nor any Security Registrar shall be affected by notice to the contrary.  All such payments so made to any Holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

SECTION 2.12.  Cancellation of Securities; Destruction Thereof.  All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any Paying Agent or any Securities Registrar, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be authenticated and delivered in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  Subject to applicable records retention requirements, the Trustee may destroy cancelled Securities held by it and deliver a certificate of destruction to the Company.  If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.13.  CUSIP Numbers.  The Company may issue the Securities with one or more “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” , “ISIN” or other similar numbers in Redemption Notices, Company Repurchase Notices or Company Change in Control Repurchase Notices as a convenience to Holders; provided that any such Redemption Notice, Company Repurchase Notice or Company Change in Control Repurchase Notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any Redemption Notice, Company Repurchase Notice or Company Change in Control Repurchase Notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE III

REPURCHASES AND REDEMPTION

SECTION 3.01.  Redemption at the Option of the Company; Notices to Trustee.  (a)    Beginning on April 11, 2008 and during the period thereafter to Maturity, the Securities are redeemable as a whole at any time, or in part from time to time, in any integral multiple of $1,000, at the option of the Company for cash at a price (the “Redemption Price”) equal to 100% of the principal amount of Securities to be redeemed, together with accrued but unpaid interest thereon, up to but not including the Redemption Date; provided that if the relevant Redemption Date occurs after the close of business on a Record Date and on or prior to the Interest Payment Date to which that Record Date relates, the full amount of accrued and unpaid interest shall be paid on such Interest Payment Date to the Holder on the relevant Record Date, and the “Redemption Price” shall be equal to 100% of the principal amount of the Securities to be redeemed.  If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of such election together with the Redemption Date, the current Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price.  The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 40 days but not more than 75 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

(b)  A Notice of Redemption (as defined below) pursuant to this Section 3.01 shall contain the information required under Section 3.01(c).  If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on a Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, on and after such Redemption Date, interest shall cease to accrue on such Securities or portions thereof.  Securities in denominations larger than $1,000 of principal amount may be redeemed in part, but only in integral multiples of $1,000 of principal amount.  The Company shall make at least four quarterly interest payments (including the interest payments on July 11, 2007 and April 11, 2008) in the full amount required by this Indenture before redeeming any Securities pursuant to this Section 3.01.

(c)  If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Securities are then traded or quoted).  The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.  Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly (but in any case within seven days of the Company Order referred to in Section 3.01(a)) of the Securities or portions of the Securities selected to be redeemed and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of the Security.

(d)  At least 30 days, but not more than 60 days, before any Redemption Date, the Company shall deliver a notice of redemption (the “Notice of Redemption”) by first-class mail, postage prepaid, to the Trustee and each Holder (and each beneficial owner if required by applicable law) of Securities to be redeemed, in the case of each Holder, at such Holder’s address appearing in the Security Register.  The Notice of Redemption shall identify the Securities to be redeemed and shall state:

(i)  the Redemption Date;
(ii)  the Redemption Price and, to the extent known at the time of such notice, the amount of accrued but unpaid interest payable on the Redemption Date;
(iii)  the current Conversion Rate;
(iv)  the name and address of the Paying Agent and Conversion Agent;
(v)  that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;
(vi)  that Securities called for redemption and not converted shall be redeemed on the Redemption Date;
(vii)  that Holders who want to convert Securities must satisfy the requirements set forth in the Securities and Article V;
(viii)  that Securities called for redemption must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering definitive Securities, together with necessary endorsements, as the case may be) in order to collect the Redemption Price therefor, together with accrued but unpaid interest thereon;
(ix)  if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(x)  that, unless the Company defaults in paying the Redemption Price, interest on Securities called for redemption will cease to accrue on and after the Redemption Date, and the Securities called for redemption will cease to be Outstanding; and
(xi)  the CUSIP number of the Securities called for redemption.

(e)  At the Company’s request, the Trustee shall give the Notice of Redemption in the Company’s name and at the Company’s expense, so long as the Company makes such request at least five Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such Notice of Redemption is to be given to Holders in accordance with this Section 3.01, and the Company provides the Trustee the Notice of Redemption.

(f)  If any of the Securities are in the form of a Global Security, then the Company shall modify such Notice of Redemption to the extent necessary to accord with the Applicable Procedures that apply to the redemption of Global Securities.

(g)  The Company may not redeem the Securities in accordance with this Section 3.01 on any date if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

(h)  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall, without charge, authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.02.  Repurchase at the Option of the Holder on Specified Dates.  (a)    At the option of the Holder, the Company shall repurchase on April 11, 2008, 2009, 2012, 2017, 2022, 2027 and 2032 (each, a “Repurchase Date”) all or a portion of the Securities held by such Holder for cash at a price equal to 100% of the principal amount of Securities to be repurchased, plus accrued and unpaid interest, up to and including the calendar day immediately preceding the date on which payment of the Repurchase Price is made; provided that the Company shall pay the portion of such interest payable with respect to the interest period ending on the Repurchase Date to the Holder of record on the Record Date corresponding to such Repurchase Date, and the Company shall pay to the Holder submitting the Security for repurchase a price in cash (the “Repurchase Price”) equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest from and including the relevant Repurchase Date to and including the calendar day immediately preceding the date on which payment of the Repurchase Price is made.

(b)  Securities shall be repurchased pursuant to this Section 3.02 at the option of the Holder thereof upon:

(i)  delivery to the Company and the Trustee by the Holder of a written notice substantially in the form included in the Form of Security attached as Exhibit A hereto (a “Repurchase Notice”) at any time prior to the close of business on the Repurchase Date stating:

(A) if the Security which the Holder will deliver to be repurchased is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;
(B) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or any integral multiple thereof; and
(C) that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in this Indenture; and
(ii)  delivery or book-entry transfer of such Security to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided that the Repurchase Price shall be so paid pursuant to this Section 3.02 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Repurchase Notice.

(c)  The Company shall repurchase from the Holder thereof, pursuant to this Section 3.02, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

(d)  Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery to the Paying Agent of the Repurchase Price to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery or book-entry transfer of the Security (together with all necessary endorsements, if any) to the Paying Agent in accordance with this Section 3.02.

(e)  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.02 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.04.  If the Paying Agent holds money sufficient to pay the Repurchase Price of a Security on the Repurchase Date in accordance with the terms of this Indenture, then, immediately after the Repurchase Date, the Security will cease to be Outstanding, whether or not the Security is delivered to the Paying Agent.  Thereafter, all other rights of the Holder of a Security shall terminate, other than the right to receive the Repurchase Price upon delivery of the Security.

(f)  The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(g)  In connection with any repurchase of Securities pursuant to this Section 3.02, the Company shall give written notice of the Repurchase Date to the Holders of the Securities (the “Company Repurchase Notice”).  The Company Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder (and each beneficial owner if required by applicable law) of the Securities, in the case of each Holder, at such Holder’s address appearing in the Security Registrar, which notice shall be provided on a date not less than 30 days prior to each Repurchase Date.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase pursuant to this Section 3.02 shall be determined by the Company, whose determination shall be final and binding.  Each Company Repurchase Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i)  the Repurchase Date, the Repurchase Price and the Conversion Rate;
(ii)  the name and address of the Paying Agent and the Conversion Agent;
(iii)  that Securities as to which a Repurchase Notice has been given may be converted only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
(iv)  that Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering definitive Securities, together with necessary endorsements, as the case may be) to collect payment of the Repurchase Price;
(v)  that the Repurchase Price for any Securities as to which a Repurchase Notice has been given and not withdrawn shall be paid promptly following the later of the Repurchase Date and the time of surrender of such Securities as described in clause (iv);
(vi)  the procedures the Holder must follow under this Section 3.02;
(vii)  that, unless the Company defaults in making payment of such Repurchase Price, interest on Securities covered by any Repurchase Notice will cease to accrue on and after the date so specified in Section 3.02(a) as the date after which interest ceases to accrue;
(viii)  the CUSIP number of the Securities; and
(ix)  the procedures for withdrawing a Repurchase Notice (as specified in Section 3.04).

(h)  At the Company’s request, which shall be made at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which the Company Repurchase Notice is to be given to the Holders in accordance with this Section 3.02, and at the Company’s expense, the Trustee shall give the Company Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Repurchase Notice shall be prepared by the Company.

(i)  If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

(j)  No Securities may be repurchased by the Company on a Repurchase Date pursuant to this Section 3.02 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date.  The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an acceleration of the principal amount of the Securities (other than an acceleration resulting from a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.03.  Repurchase at Option of the Holder Upon a Change in Control.  (a)    If at any time that Securities remain Outstanding there shall have occurred a Change in Control, Securities shall be repurchased by the Company, at the option of the Holder thereof, at a price in cash (the “Change in Control Repurchase Price”) equal to 100% of the principal amount of Securities to be repurchased plus accrued but unpaid interest thereon, up to but not including the date (the “Change in Control Repurchase Date”) fixed by the Company that is not less than 30 days nor more than 60 days after the date the Company Change in Control Repurchase Notice (as defined below) is given and on which the Securities are to be repurchased pursuant to this Section 3.03, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.03(e); provided that if the relevant Change in Control Repurchase Date is after the close of business on a Record Date and on or prior to the Interest Payment Date to which that Record Date relates, the full amount of accrued and unpaid interest shall be paid to the Holder of record on the relevant Record Date, and the “Change in Control Repurchase Price” shall be equal to 100% of the principal amount of Securities to be repurchased.

(b)  In connection with any repurchase of Securities pursuant to this Section 3.03, the Company shall give written notice of the occurrence of a Change in Control, the repurchase right arising as a result thereof and the Change in Control Repurchase Date to the Holders and the Trustee (the “Company Change in Control Repurchase Notice”).  The Company Change in Control Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder not more than 20 Business Days after the occurrence of a Change in Control (or, in the case of a Change in Control described in clause (iii) of the definition thereof, if later, the date that the Company has notice of such Change in Control).  Each Company Change in Control Repurchase Notice shall include a form of Change in Control Repurchase Notice to be completed by a Holder and shall state:

(i)  the Change in Control Repurchase Date;
(ii)  the Change in Control Repurchase Price, the Conversion Rate, whether the Change in Control is in connection with a corporate transaction referred to in Section 5.01(b)(i) of this Indenture and the number of Additional Shares, if any, to be received pursuant to Section 5.01(b)(i) of this Indenture;
(iii)  the name and address of the Paying Agent and the Conversion Agent;
(iv)  that the Company must receive the Holder’s Change in Control Repurchase Notice before the close of business on the Change in Control Repurchase Date;
(v)  that the Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Repurchase Price;

(vi)  that the Change in Control Repurchase Price for any Securities as to which a Change in Control Repurchase Notice has been given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Change in Control Repurchase Date and the time of surrender of such Securities as described in clause (v) above;
(vii)  the procedures the Holder must follow under this Section 3.03;
(viii)  that Securities as to which a Change in Control Repurchase Notice has been given may be converted only if such Change in Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
(ix)  that, unless the Company defaults in making payment of such Change in Control Repurchase Price on Securities covered by any Change in Control Repurchase Notice will cease to accrue on and after the Change in Control Repurchase Date;
(x)  the CUSIP number of the Securities; and
(xi)  the procedures for withdrawing a Change in Control Repurchase Notice (as specified in Section 3.04).

(c)  At the Company’s request, which shall be made at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which the Company Change in Control Repurchase Notice is to be given to the Holders in accordance with this Section 3.03 and at the Company’s expense, the Trustee shall give the Company Change in Control Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Change in Control Repurchase Notice shall be prepared by the Company.

(d)  If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

(e)  For a Security to be so repurchased at the option of the Holder upon a Change in Control, the Paying Agent must receive such Security with the form entitled “Option to Elect Repurchase Upon a Change in Control” (a “Change in Control Repurchase Notice”) on the reverse thereof duly completed, together with such Security duly endorsed for transfer, before the close of business on the Change in Control Repurchase Date stating:

(A) if the Security which the Holder will deliver to be repurchased is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;
(B) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or any integral multiple thereof; and

(C) that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in this Indenture.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase pursuant to this Section 3.03 shall be determined by the Company, whose determination shall be final and binding.

(f)  The Company shall repurchase from the Holder thereof, pursuant to this Section 3.03, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

(g)  Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.03 shall be consummated by the delivery to the Paying Agent of the Change in Control Repurchase Price, together with accrued but unpaid interest thereon, to be received by the Holder promptly following the later of the Business Day immediately following the Change in Control Repurchase Date and the time of the delivery or book-entry transfer of the Security (together with all necessary endorsements) to the Paying Agent in accordance with this Section 3.03.

(h)  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Repurchase Notice contemplated by Section 3.03(b) shall have the right to withdraw such Change in Control Repurchase Notice at any time prior to the close of business on the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.04.  If the Trustee or the Paying Agent holds money sufficient to pay the Change in Control Repurchase Price of a Security on the Change in Control Repurchase Date in accordance with the terms of this Indenture, then, on the Change in Control Repurchase Date, the Security will cease to be Outstanding, whether or not the Security is delivered to the Paying Agent.  Thereafter, all other rights of the Holder of a Security shall terminate, other than the right to receive the Change in Control Repurchase Price upon delivery of the Securities.

(i)  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

(j)  Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.03 shall be satisfied if a third party makes an offer to repurchase Outstanding Securities after a Change in Control in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.03, and such third party purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.03.

(k)  No Securities may be repurchased by the Company on a Change in Control Repurchase Date pursuant to this Section 3.03 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Change in Control Repurchase Date.  The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Change in Control Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an acceleration of the principal amount of the Securities (other than an acceleration resulting from a default in the payment of the Change in Control Repurchase Price) in which case, upon such return, the Change in Control Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.04.  Effect of Repurchase Notice or Change in Control Repurchase Notice.  (a)    Upon receipt by the Paying Agent of a Repurchase Notice or Change in Control Repurchase Notice, the Holder of the Security in respect of which such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Change in Control Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price or Change in Control Repurchase Price, as the case may be, with respect to such Security.  Such Repurchase Price or Change in Control Repurchase Price, as the case may be, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Business Day immediately following the Change in Control Repurchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 3.02 or Section 3.03, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02 or Section 3.03, as applicable.  Securities in respect of which a Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article V of this Indenture on or after the date of the delivery of such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, unless such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following paragraph.

(b)  A Repurchase Notice or Change in Control Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Change in Control Repurchase Notice, as the case may be, at any time prior to the close of business on the Repurchase Date or the Change in Control Repurchase Date, as the case may be, specifying:

(i)  if the Security with respect to which such notice of withdrawal is being submitted is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;
(ii)  the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and
(iii)  the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Change in Control Repurchase Notice, as the case may be, and that has been or will be delivered for repurchase by the Company.

SECTION 3.05.  Deposit of Repurchase Price or Change in Control Repurchase Price.  Prior to 10:00 a.m. (New York City time) on or prior to (x) the Business Day immediately following the Repurchase Date or (y) the Change in Control Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be repurchased pursuant to Section 3.02 or Section 3.03, as the case may be.

SECTION 3.06.  Securities Repurchased in Part.  Any Security in definitive form that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities in definitive form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security in definitive form so surrendered which is not repurchased.

SECTION 3.07.  Covenant to Comply with Securities Laws Upon Repurchase of Securities.  When complying with the provisions of Section 3.02 or 3.03 of this Indenture (if and so long as such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Section 3.02 or 3.03 to be exercised in the time and in the manner specified in Section 3.02 or 3.03.

SECTION 3.08.  Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date or Change in Control Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the date on which the Repurchase Price or the Change in Control Purchase Price, as the case may be, is made, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

SECTION 3.09.  No Sinking Fund.  The Securities are not entitled to any sinking fund payments.

ARTICLE IV

COVENANTS

SECTION 4.01.  Delivery of Certain Information.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, until such time as the neither the Securities nor any shares of Common Stock issued upon conversion of the Securities are “restricted securities” within the meaning of Rule 144 of the Securities Act, upon the request of a

Holder or any Beneficial Owner of Securities or holder or Beneficial Owner of Common Stock delivered upon conversion therefor, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any Beneficial Owner of Securities or holder or Beneficial Owner of Common Stock delivered upon conversion thereof or to a prospective purchaser of any such security designated by any such Holder, holder or Beneficial Owner, as the case may be, to the extent required to permit compliance by such Holder, holder or Beneficial Owner with Rule 144A under the Securities Act in connection with the resale of any such security.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions.

SECTION 4.02.  Payment of Principal and Interest; Compliance with Terms.  The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture, net of any taxes required to be withheld, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Securities.

SECTION 4.03.  Maintenance of Agency.  The Company will maintain an office or agency in The Borough of Manhattan, The City of New York, where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company hereby appoints the New York office of the Trustee, located 101 Barclay Street, New York, NY 10286, Attention: Trust Services Window, as its initial office or agency for the purpose of this Section 4.03.

The Company, by written notice to the Trustee, may also from time to time designate one or more other offices or agencies where Securities may be presented for any or all such purposes, and, by like notice, may from time to time rescind such designations.

SECTION 4.04.  Money for Security Payments To Be Held in Trust.  If the Company shall at any time act as its own Paying Agent for any Securities, it will, on or before each due date of the principal of or interest on any of the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any Securities, it will, on or prior to each due date of the principal of or interest on any Securities, deposit, subject to the last paragraph of this Section 4.04, with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Company, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of principal of or any interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to said Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal of or interest on the Securities; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for one year after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.  The Trustee may also adopt and employ, at the expense of the Company, any other reasonable means of notification of such proposed repayment.

SECTION 4.05.  Certification of Compliance of the Company.  The Company will promptly (and in any event within 30 days) notify the Trustee upon obtaining knowledge of any default under this Indenture, and shall comply with the provisions of Section 314(a)(4) of the TIA, if applicable.

SECTION 4.06.  Corporate Existence.  Subject to Article IX, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and the corporate existence, rights (charter and statutory) and franchises of all of its Subsidiaries; provided, however, that the Company shall not be required to, or to cause any such Subsidiary to, preserve any right or franchise or to keep in full force and effect the corporate existence of any such Subsidiary if the Company  shall determine that the keeping in existence or preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

SECTION 4.07.  Waiver of Covenants.  The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 4.06 hereof, if before or after the time for such compliance the Holders of a majority in principal amount of the Securities at the time Outstanding shall, by Act of such Holders of Securities, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

SECTION 4.08.  Requirement to Deliver Reports.  The Company will deliver to the Trustee any reports it is required to file with Commission pursuant to Section 13 or 15(d) of the Exchange Act and under the TIA within 15 days after the Company has filed those documents or reports with the Commission.

ARTICLE V

CONVERSION

SECTION 5.01.  Conversion Privilege.  (a)    Prior to the close of business on the Business Day immediately preceding April 11, 2037, and subject to the provisions of this Article V, a Holder of a Security may convert such Security into cash and Common Stock, if any (subject to the Company’s right to elect to pay cash in lieu of any shares of Common Stock to be issued and delivered upon conversion of such Security pursuant to Section 5.14(b)), at the then-current Conversion Rate.

(b)  (i)    If a Change in Control (other than relating to the composition of the Board of Directors as described in clause (iv) of the definition of Change in Control in Section 1.01) occurs on or prior to April 11, 2008 and, in the case of any such Change in Control pursuant to which shares of Common Stock are exchanged for or converted into cash, securities, or other property, 10% or more of the Fair Market Value of the consideration for the Common Stock (as determined by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value) in such Change in Control consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, then the Conversion Rate of the Securities converted in connection with such Change in Control shall be increased by a number of additional shares of Common Stock (the “Additional Shares”) determined in the manner set forth below; provided that if the Share Price in such transaction is greater than $275.00, or less than $58.97 (such prices subject in each case to adjustment in the same manner as the Share Prices set forth in Schedule A hereto, as described in Section 5.01(b)(iii) below), the number of Additional Shares shall be zero; provided further that in no event will the Conversion Rate exceed 16.9577 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in this Indenture.  For the avoidance of doubt, the adjustment provided for in this

Section 5.01(b) shall only be made with respect to the Securities being converted in connection with such Change in Control and shall not be effective as to any Securities not so converted (it being understood that a Holder of Securities electing to convert the Securities pursuant to this Section 5.01(b) shall provide the Conversion Agent with a notice as contemplated by Section 5.02).

(ii)  The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the date such Change in Control becomes effective (the “Effective Date”) and the Share Price.  In the case of any Change in Control pursuant to which the Common Stock is exchanged for or converted into cash, securities, or other property, if holders of Common Stock receive only cash in the relevant Change in Control, the “Share Price” shall be the cash amount paid per share of Common Stock. Otherwise, the “Share Price” shall be the average of the Common Stock Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of the relevant Change in Control.  If the Share Price is between two Share Prices in the table, or the Effective Date is between two Effective Dates in the table, the Company shall determine the number of Additional Shares by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.
(iii)  The Share Prices set forth in the first row of the table (i.e., column headers) in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to this Indenture.  The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment, and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in this Indenture.
(iv)  Conversion “in connection with a Change in Control”, for purposes of this Section 5.01, means any conversion in respect of which the Conversion Notice is delivered at any time during the period from and including the Effective Date until, and including, the close of business on the Business Day immediately preceding the Change in Control Repurchase Date corresponding to such Change in Control.

(c)  Notwithstanding the foregoing, and in lieu of adjusting the Conversion Rate as set forth in Section 5.01(b), in the case of a Public Acquirer Change in Control, the Company may elect (with advance notice thereof to the Trustee and the Conversion Agent and each Holder of Securities, and in any event, prior to the 20th day immediately preceding the proposed Effective Date of the Public Acquirer Change in Control) that, from and after the Effective Date of such Public Acquirer Change in Control, the right to convert a Security into cash and shares of Common Stock (or the consideration into which the Common Stock has been converted into, exchanged for or constitutes solely the right to receive, as the case may be), if any (subject to the Company’s right to elect to pay cash in lieu of any shares of Common Stock or such consideration to be issued or delivered upon conversion of such Security pursuant to Section 5.14(b)), will be changed into a right to convert a Security solely into shares of Public Acquirer Common Stock based on the Conversion Rate as adjusted below.  If the Company makes the election referred to in the immediately preceding sentence, the Company may irrevocably elect, at any time prior to the 20th day immediately preceding the proposed Effective Date of the Public Acquirer Change in Control, to adjust the terms of the Holder’s conversion privilege, such that following such adjustment, the provisions of Section 5.14 shall apply, mutatis mutandis; provided, however, that references to the “Common Stock” in Section 5.14 and in the definitions Daily Conversion Value, Daily Settlement Amount and Common Stock Price shall be deemed instead to be references to the Public Acquirer Common Stock.  If the Company makes the election described in the first sentence or the second sentence of this Section 5.01(c), from and after the Effective Date of the relevant Public Acquirer Change in Control, the Conversion Rate in effect immediately before such Effective Date shall be adjusted by a fraction:

(i)  the numerator of which will be (a) in the case of a share exchange, consolidation or merger pursuant to which the Common Stock is exchanged for cash, securities or other property, the Fair Market Value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (b) in the case of any other Public Acquirer Change in Control, the average of the Common Stock Price of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change in Control, and
(ii)  the denominator of which will be the average of the Common Stock Prices of the Public Acquirer Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change in Control.

(d)  A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(e)  If a Security is called for redemption pursuant to Section 3.01 of this Indenture, in order to convert such Security, the Holder must deliver the Security to the Conversion Agent (or, if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions in accordance with the Applicable Procedures) at any time prior to the close of business on the Business Day immediately prior to the applicable Redemption Date for such Security (unless the Company shall default in paying the Redemption Price when due, in which case the conversion right shall terminate on the date such Event of Default is cured and such Security is redeemed).  A Security in respect of which a Holder has delivered a Repurchase Notice pursuant to Section 3.02, or a Change in Control Repurchase Notice pursuant to Section 3.03 exercising the option of such Holder to require the Company to repurchase such Security, may be converted only if such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the Repurchase Date or the Change in Control Repurchase Date, as the case may be, in accordance with Section 3.02 or Section 3.03, and Section 3.04, as applicable.

(f)  A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock as set forth in Section 5.02(b).

SECTION 5.02.  Conversion Procedure.  (a)    To convert a Security, a Holder must (i) if the Security is in definitive form, complete and manually sign the irrevocable conversion notice on the back of the Security (a “Conversion Notice”, which term, for the avoidance of doubt, shall include the instructions referred to in clause (v) of this Section 5.02(a), if applicable) and deliver such notice to the Conversion Agent, (ii) if the Security is in definitive form, surrender the Security to the Conversion Agent, (iii) if the Security is in definitive form, furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 5.03 and (v) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate conversion instructions pursuant to the Applicable Procedures.  The date on which the Holder satisfies all of the foregoing requirements is the “Conversion Date”.  If a Holder of Securities converts such Securities, then on the third Trading Day immediately following the last day of the related Observation Period, the Company shall deliver to the Holder through the Conversion Agent cash and shares of Common Stock, if any, in the amounts calculated in accordance with Section 5.14.

(b)  The Person in whose name the Security is registered shall be deemed, with respect to any shares of Common Stock due upon conversion of such Security in accordance with Section 5.14, to be a stockholder of record at the close of business on the last Trading Day of the Observation Period; provided that if such date is a date on which the stock transfer books of the Company shall be closed, the Person in whose name the certificates are to be delivered as the record holder thereof for all purposes shall be the next succeeding day on which such stock transfer books are open.

(c)  No payment or adjustment will be made for accrued but unpaid interest on any converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security.  The Company shall not adjust the Conversion Rate to account for the accrued but unpaid interest.  Any accrued but unpaid interest on a Security shall be deemed to be paid in full upon conversion of such Security, rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing, if Securities are converted after the close of business on a Record Date and prior to the open of business on the next Interest Payment Date, Holders of such Securities at the close of business on such Record Date shall receive the accrued but unpaid interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion.  In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the accrued but unpaid interest payable on such Interest Payment Date on the portion so converted.  If such payment does not accompany such Security, the Security shall not be converted; provided that no such payment shall be required (1) if such Security has been called for redemption on a Redemption Date that is after a Record Date but on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Change in Control Repurchase Date that is after a Record Date but on or prior to the corresponding Interest Payment Date, or (3) to the extent of overdue interest (including any overdue Additional Interest), if any such overdue interest exists at the time of conversion with respect to the Securities converted.  If the Company defaults in the payment of interest payable on the Interest Payment Date, the Conversion Agent shall promptly repay such funds to the Holder.

(d)  Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

SECTION 5.03.  Taxes on Conversion.  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion.  However, the Holder shall pay any tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.

SECTION 5.04.  Company to Provide Stock.  (a)    The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.  The certificates representing the shares of Common Stock issued upon conversion of Transfer Restricted Securities shall bear a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND IS PURCHASING IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS THE LATER OF (X) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”) EXCEPT (A) TO GENERAL MILLS, INC. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) PURSUANT TO AN EXEMPTION (OTHER THAN RULE 144A) FROM REGISTRATION UNDER THE SECURITIES ACT INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO

RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (IN EACH CASE (A) THROUGH (D) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND, IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO GENERAL MILLS, INC. AND THE TRANSFER AGENT.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(b)  The Company covenants that all shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

(c)  The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each U.S. national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 5.05.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted without duplication from time to time by the Company as follows:

(a)  If the Company shall pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the open of business on the Ex-Dividend Date for such dividend or other distribution by a fraction,

(i)  the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, plus (B) the total number of shares of Common Stock constituting the dividend or distribution; and
(ii)  the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, such increase to become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If any dividend or distribution of the type described in this Section 5.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)  If the Company shall issue rights, warrants or options to all holders of its outstanding shares of Common Stock entitling them (for a period expiring not more than 60 days after the date of distribution for such rights, warrants or options) to subscribe for or purchase shares of Common Stock at a price per share less than the average Common Stock Price of the Common Stock for the five Trading Days ending on the earlier of the record date for such distribution and the Trading Day immediately prior to the Ex-Dividend Date for such distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the open of business on the Ex-Dividend Date for such distribution by a fraction,

(i)  the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution, plus (B) the total number of shares of Common Stock issuable pursuant to such rights, warrants or options; and
(ii)  the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution, plus (2)(a) the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, warrants or options, divided by (b) the average of the Common Stock Prices of the Common Stock over the ten consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for the distribution of such rights, warrants or options.

Such adjustment shall be successively made whenever any such rights, warrants or options are issued, and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.  In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average Common Stock Price of the Common Stock for the five Trading Days ending on the earlier of the record date for such distribution and the Trading Day immediately prior to the Ex-Dividend Date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive evidence of such value).  Notwithstanding the foregoing, no adjustment to the Conversion Rate will be made pursuant to this Section 5.05(b) if Holders of the Securities are entitled to participate in the relevant distribution triggering an adjustment at the same time and otherwise on substantially the same terms as holders of the Common Stock as if such Holders of Securities had converted their Securities into solely Common Stock immediately prior to such distribution at the then-applicable Conversion Rate.  In no event shall the Conversion Rate be decreased pursuant to this Section 5.05(b).

(c)  If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the open of business on the day that such subdivision becomes effective shall be proportionately increased, and conversely, if outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the open of business on the day that such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the open of business on the day that such subdivision or combination becomes effective.

(d)  If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of Capital Stock of the Company or other securities or other assets (excluding (x) any dividend or distribution described in Section 5.05(a), (y) any rights, options or warrants described in Section 5.05(b) and (z) any dividend or distribution described in Section 5.05(e)) (any of the foregoing hereinafter in this section 5.04(d) called the “Distributed Assets”), then, in each such case, subject to the immediately succeeding paragraph, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect at the open of business on the Ex-Dividend Date for such dividend or distribution by a fraction,

(i)  the numerator of which shall be the Current Market Price per share of the Common Stock on the Ex-Dividend Date for such dividend or distribution; and
(ii)  the denominator of which shall be the Current Market Price per share of the Common Stock on such Ex-Dividend Date less the Fair Market Value (as determined by the Board of Directors (whose determination shall be conclusive evidence of such Fair Market Value) and described in a Board Resolution) on the Ex-Dividend Date for such dividend or distribution of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution; provided, however, that if the Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than such Current Market Price per share of the Common Stock, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the Distributed Assets are distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of Distributed Assets such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such dividend or distribution.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 5.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

If any Distributed Assets requiring any adjustment pursuant to this Section 5.05(d) consist solely of the Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company that are or in connection with such distribution will be listed or quoted for trading on a U.S. national or regional securities exchange, then in lieu of the adjustment provided for in the immediately preceding paragraph, the Conversion Rate in effect at the close of business on the tenth Trading Day immediately following, and including, the effective date of such distribution shall be increased by multiplying the Conversion Rate then in effect by a fraction,

(A)          the numerator of which is the sum of (1) the average of the Common Stock Prices (determined, for purposes of such definition, as if the amount of Distributed Assets per share of Common Stock were a share of Common Stock) of such Distributed Assets for the 10 Trading Days commencing on, and including, the effective date of such distribution on the New York Stock Exchange or such other national or regional exchange or market on which such Distributed Assets are then listed or quoted, plus (2) the average of the Common Stock Prices of the Common Stock for the 10 Trading Days commencing on and including the effective date of such distribution on the New York Stock Exchange or such other national or regional exchange or market on which such Distributed Assets are then listed or quoted, and

(B)           the denominator of which is the average of the Common Stock Prices of the Common Stock for the 10 Trading Days commencing on and including the effective date of such distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Distributed Assets are then listed or quoted, such adjustment to become effective immediately after the close of business on the tenth Trading Day immediately following, and including, the effective date of such distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the Holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.05(d) (and no adjustment to the Conversion Rate under this Section 5.05(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.05(d).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.05(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 5.05(d), Section 5.05(a) and Section 5.05(b), any dividend or distribution to which this Section 5.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 5.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 5.05(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date for such dividend or distribution shall be substituted for “the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 5.05(a), Section 5.05(b) and Section 5.05(d) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 5.05(a).

Notwithstanding the foregoing, no adjustment to the Conversion Rate will be made pursuant to this Section 5.05(d) if Holders of the Securities are entitled to participate in the relevant distribution triggering an adjustment at the same time and otherwise on substantially the same terms as holders of the Common Stock as if such Holders of Securities had converted their Securities into solely Common Stock immediately prior to such distribution at the then-applicable Conversion Rate.  In no event shall the Conversion Rate be decreased pursuant to this Section 5.05(d).

(e)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (an “Extraordinary Cash Dividend”) (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any regular quarterly cash dividend on the Common Stock to the extent that the aggregate amount of such cash dividend per share of Common Stock does not exceed $0.37 for any quarterly period ($0.37 being the “Quarterly Dividend Threshold Amount”)), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Extraordinary Cash Dividend by a fraction,

(i)  the numerator of which shall be the Current Market Price of the Common Stock on the Record Date for such Extraordinary Cash Dividend, minus the Quarterly Dividend Threshold Amount, and
(ii)  the denominator of which shall be such Current Market Price of the Common Stock on such Record Date, minus the amount per share of Common Stock of the portion of such Extraordinary Cash Dividend applicable to one share of Common Stock; provided that if an adjustment is required to be made under this clause (e) as a result of an Extraordinary Cash Dividend that is not a regular quarterly cash dividend, the Quarterly Dividend Threshold Amount will be deemed to be zero, such adjustment to be effective immediately after the open of business on the Ex-Dividend Date for such Extraordinary Cash Dividend;  provided that if the portion of such Extraordinary Cash Dividend applicable to one share of the Common Stock is equal to or greater than the Current Market Price of the Common Stock on the relevant Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant Extraordinary Cash Dividend is distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such Extraordinary Cash Dividend.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  In no event shall the Conversion Rate be decreased pursuant to this Section 5.05(e).  The Quarterly Dividend Threshold Amount is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Quarterly Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this Section 5.05(e).

(f)  If the Company or one of its Subsidiaries makes a payment in respect of a tender offer or exchange offer, other than an odd-lot offer, for the Common Stock that shall require the payment to shareholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that exceeds the Common Stock Price of the Common Stock on the Trading Day next succeeding the last time (the “Expiration Time”) at which tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the open of business on the day immediately following the Trading Day next succeeding the Expiration Time by a fraction,

(i)  the numerator of which shall be the sum of (i) the Fair Market Value, as determined by the Board of Directors (determined as aforesaid), of the aggregate consideration payable for all shares of Common Stock that the Company or such Subsidiary purchased in such tender or exchange offer (the “Purchased Shares”) and (ii) the product of (x) the number of shares of Common Stock outstanding as of the Trading Day next succeeding the Expiration Time, less the number of Purchased Shares and (y) the Common Stock Price of the Common Stock on the Trading Day next succeeding the Expiration Time; and
(ii)  the denominator of which will be the product of the (x) number of shares of Common Stock outstanding as of the Trading Day next succeeding the Expiration Time, including any the Purchased Shares, and (y) the Common Stock Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately after the open of business on the day immediately following the Trading Day next succeeding the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.  In no event shall the Conversion Rate be decreased pursuant to this Section 5.05(f).

(g)  In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount that increases the offeror’s ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution) that as of the as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) exceeds the Common Stock Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately at the close of business on the Trading Day next succeeding the Offer Expiration Time by a fraction,

(i)  the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares of Common Stock deemed so accepted up to any such maximum being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Common Stock Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and
(ii)  the denominator of which shall be the number of shares of Common Stock outstanding (including the Accepted Purchased Shares) at the Offer Expiration Time, multiplied by the Common Stock Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately after the close of business on the Trading Day next succeeding the Offer Expiration Time.  If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.  Notwithstanding the foregoing, the adjustment described in this Section 5.05(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in a consolidation, merger or sale of all or substantially all of the properties and assets of the Company.

(h)  The Board of Directors shall make appropriate adjustments to the Conversion Rate, and the amount of cash or number of shares of Common Stock, as the case may be, due upon conversion, in its good faith judgment, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during the period beginning on the Conversion Date and ending on close of business on the last Trading Day of the relevant Observation Period.

(i)  Before taking any action which would cause an adjustment increasing the Conversion Rate so that the shares of Common Stock issuable upon conversion of the Securities would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Rate.

(j)  To the extent that any rights plan or “poison pill” adopted by the Company is in effect upon conversion of the Securities into cash and shares of Common Stock, converting Holder shall receive, in addition to such cash and shares of Common Stock, the rights under such rights plan or “poison pill”, only if such rights have not separated from the Common Stock at the time of conversion, and no adjustment to the Conversion Rate shall be made in connection with any distribution of rights thereunder. If, however, the rights have separated from the Common Stock, converting Holders shall not receive the rights.  Rather, an adjustment to the Conversion Rate will be made in accordance with Section 5.05(d).

SECTION 5.06.  No Adjustment.  (a)    No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided that any adjustments which by reason of this Section 5.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(b)  All calculations under this Article V shall be made to the nearest cent, with one-half cent rounded up, or to the nearest ten-thousandth (0.0001) of a share, with each five hundred-thousandth (0.00005) of a share being rounded up, as the case may be.

(c)  Notwithstanding the foregoing, no adjustment need be made for:

(i)  the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan,
(ii)  the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries,
(iii)  the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security, not described in Section 5.06(b)(ii) and outstanding as of the date of this Indenture,
(iv)  a change in the par value of the Common Stock, or
(v)  accrued and unpaid interest.

SECTION 5.07.  Equivalent Adjustments.  If, as a result of an adjustment made pursuant to Section 5.05 above, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

SECTION 5.08.  Adjustment for Tax Purposes.  The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 5.05, as the Board of Directors in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or other securities, or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its holders of Common Stock shall not be taxable to such holders.

SECTION 5.09.  Notice of Adjustment.  Whenever a Change in Control (including a Public Acquirer Change in Control) occurs, or the Conversion Rate is adjusted (whether pursuant to Section 5.01(b), 5.01(c), 5.05, 5.11 or otherwise) or Holders become entitled to other securities or due bills, the Company shall promptly mail to Holders a notice of such occurrence or the adjustment and file with the Trustee and the Conversion Agent an Officer’s Certificate briefly stating the facts of such occurrence or the facts requiring the adjustment and the manner of computing it.  In the case of an adjustment, the certificate shall be conclusive evidence of the correctness of such adjustment, absent manifest error, and the Trustee and the Conversion Agent may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

SECTION 5.10.  Notice of Certain Transactions.  In case:

(a) the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment to the Conversion Rate pursuant to Section 5.05; or

(b) the Company shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options that would require an adjustment to the Conversion Rate pursuant to Section 5.05; or

(c) of any reclassification of the Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any holders of Common Stock is required, or of the sale or transfer of all or substantially all of the properties and assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing in the Security Register, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to convert their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

SECTION 5.11.  Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.  (a)    Subject to the Company’s rights as set forth in Section 5.01(c) with respect to a Public Acquirer Change in Control, if any of the following shall occur, namely:  (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party; (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company, in each case pursuant to which the shares of the Common Stock are exchanged for or converted into cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into, and as of the effective time of such transaction, Holders shall have the right to convert their Securities into, cash, and (if applicable) securities, or other property, that Holders would have been entitled to receive had Holders owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the effective time of the relevant transaction, multiplied by the principal amount (expressed in thousands) of the Securities converted, and the amount and type of consideration received in settlement of any such conversion shall be determined pursuant to Section 5.14 mutatis mutandis; provided, however, that references to the “Common Stock” in Section 5.14 and in the definitions of Daily Conversion Value, Daily Settlement Amount and Common Stock Price shall be deemed instead to be references to a unit of amount and type of consideration that the holder of one share of Common Stock would have received or been entitled to receive in such transaction.  Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article V.  If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.  The provisions of this Section 5.11 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances.  Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of Common Stock for which an adjustment to the Conversion Rate or provision for conversion of the Securities may be made pursuant to Section 5.05 shall not be deemed to be a sale or conveyance of all or substantially all of the properties and assets of the Company for purposes of this Section 5.11.

(b)  In the event the Company or any other Person shall execute a supplemental indenture pursuant to this Section 5.11, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture, and an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities and/or other property receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

(c)  For purposes of this Section 5.11, the type and amount of consideration that a Holder of Securities would have been entitled to receive as a holder of the Common Stock in the case of a transaction described in Article V that causes the Common Stock to be exchanged into the right to receive more than a single type of consideration, determined based in part upon any form of stockholder election, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

SECTION 5.12.  Trustee’s and Agent’s Disclaimer.  (a)    The Company shall make all calculations and determinations under this Article V.  The Trustee has no duty to determine when an adjustment to the Conversion Rate under this Article V (whether pursuant to Section 5.01(b), 5.01(c), 5.05, 5.11 or otherwise) should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be fully protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.09.  The Trustee shall have no duty to confirm, review or verify, any calculations or determinations made under this Article V.  The Trustee shall not be accountable for, and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article V.  Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 5.12 as the Trustee.

(b)  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11.

SECTION 5.13.  Voluntary Increase.  The Company from time to time may increase the Conversion Rate by any amount for any period of time if such period is at least 20 Trading Days or such longer period as may be required by law and if the increase is irrevocable during such period, if the Board of Directors determines, in good faith, that such increase would be in the best interests of the Company; provided that in no event may the resulting Conversion Price be less than the par value of a share of Common Stock.  Any such determination by the Board of Directors shall be conclusive.

SECTION 5.14.  Payment Upon Conversion; Daily Conversion Value of Securities Surrendered.  (a)    Holders tendering the Securities for conversion shall be entitled to receive upon conversion of each $1,000 principal amount of Securities, on the third Trading Day immediately following the last day of the related Observation Period, cash and shares of Common Stock, if any, subject to clause (b) below with respect to all or any portion of Common Stock which the Company elects to settle in cash, equal to the sum of the Daily Settlement Amounts for each of the 10 Trading Days during the related Observation Period.  Cash will be delivered in lieu of fractional shares of Common Stock issuable in connection with payment of the foregoing amounts (based on the Common Stock Price of the Common Stock on the last Trading Day of the related Observation Period).

(b)  By the close of business on the Business Day prior to the first scheduled Trading Day of the Observation Period, the Company may specify a percentage of the Net Shares that will be settled in cash (the “Cash Percentage”) and will notify the Holder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”).  If the Company elects to specify a Cash Percentage, (x) the amount of cash that the Company will deliver in lieu of all or an applicable portion of the Net Shares in respect of each Trading Day in the Observation Period will equal the product of: (i) the Cash Percentage, (ii) the number of Net Shares for such Trading Day (assuming for this purpose that the Company had not specified a Cash Percentage) and (iii) the Common Stock Price of the Common Stock on such Trading Day, and (y) the number of shares of Common Stock deliverable in respect of each Trading Day in the Observation Period (in lieu of the full number of Net Shares for such Trading Day) will be a percentage of the number of Net Shares (assuming that the Company has not specified a Cash Percentage) equal to 100% minus the Cash Percentage.

(c)  If the Company does not specify a Cash Percentage by the close of business on the Business Day prior to the first scheduled Trading Day of the Observation Period, the

Company shall settle 100% of the Net Shares for each Trading Day in the Observation Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of such Security based on the Common Stock Price of the Common Stock on the last Trading Day of the related Observation Period.  The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee, which must be given by the close of business on the Business Day prior to the first Scheduled Trading Day of the Observation Period.

(d)  Neither the Trustee nor the Conversion Agent has any duty to determine or calculate the Conversion Rate, the Daily Conversion Value, the Daily Settlement Amounts, the cash amounts payable upon conversion or the number of shares, if any, of Common Stock issuable upon conversion, or any other computation required under this Article V, all of which shall be determined by the Company in accordance with the provisions of this Indenture, and the Trustee and the Conversion Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations, and may conclusively rely on the correctness thereof.

SECTION 5.15.  Simultaneous Adjustments.  If more than one event requiring adjustment pursuant to Section 5.05 shall occur before completing the determination of the Conversion Rate for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Rate (and the calculation thereof) after giving effect to all such events as shall preserve for Holders the Conversion Rate protection provided in Section 5.05.

SECTION 5.16.  Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for conversion (the “Conversion Agent”).  If the Company fails to maintain a Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07.  The Company or any of its Subsidiaries or an Affiliate of the Company or any of its Subsidiaries may act as Conversion Agent.  The Company initially appoints the Trustee as Conversion Agent in connection with the Securities.

ARTICLE VI

INTENTIONALLY OMITTED

ARTICLE VII

REMEDIES

SECTION 7.01.  Events of Default and Defaults.  (a)    ”Event of Default”, with respect to any Securities, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest or Additional Interest, if any,

upon any Security when such interest becomes due and payable, and continuance of such default for a period of 30 days, whether or not such failure shall be due to compliance with agreements with respect to other indebtedness of the Company or its Subsidiaries or for any other cause;

(2)           failure to pay the principal of any Security, when it becomes due and payable, at the Stated Maturity, upon acceleration, upon redemption or otherwise, including the failure to make cash payments or, if applicable, to deliver shares of Common Stock due upon conversion or make a payment to repurchase Securities surrendered pursuant to Section 3.02 or 3.03, whether or not such failure shall be due to compliance with agreements with respect to other indebtedness of the Company or its Subsidiaries or for any other cause;

(3)           failure to provide a Company Change in Control Repurchase Notice upon the occurrence of a Change in Control on a timely basis;

(4)           default in the observance or performance, or breach, of any covenant, agreement or warranty of the Company in respect of the Securities (other than a covenant, agreement or warranty a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied; provided, however, that a default with respect to the covenant set forth in Section 9.01 shall constitute an Event of Default with such notice requirement but without such passage of time requirement;

(5)           the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under Title 11 of the United States Code, as now constituted or as hereafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or appointing a receiver, trustee or other similar official of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

(6)           the filing by the Company of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as hereinafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, trustee, custodian or other similar official of the Company or of any substantial part of its property, or the Company shall fail generally to pay its debts as such debts become due or shall take any corporate action in furtherance of any such action.

(b)           Notwithstanding anything to the contrary in this Indenture, the sole remedy for an Event of Default relating to the failure to comply with Section 4.08 of this Indenture or the failure to comply with Section 314(a)(1) of the TIA, if applicable, will for the first 270 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Default Additional Interest”) on the Securities at an annual rate of 0.25% of the principal amount of the Securities. This Default Additional Interest shall be payable in the same manner and on the same dates as regular interest payable on the Securities. The Default Additional Interest shall accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with Section 4.08 of this Indenture or the failure to comply with Section 314(a)(1) of the TIA, if applicable, first occurs to but not including the 270th day thereafter (or such earlier date on which the Event of Default relating to a failure to comply with Section 4.08 of this Indenture or the failure to comply with Section 314(a)(1) of the TIA, if applicable, shall have been cured or waived). On such 270th day (or earlier, if the Event of Default relating to a failure to comply with Section 4.08 of this Indenture or the failure to comply with Section 314(a)(1) of the TIA, if applicable, is cured or waived prior to such 270th day), such Default Additional Interest shall cease to accrue and the Securities will be subject to acceleration as provided below if the Event of Default is continuing. The provisions described in this paragraph will not affect the rights of the Holders of Securities in the event of the occurrence of any other Event of Default and will have no effect on the rights of Holders of Securities under the Registration Rights Agreement.

SECTION 7.02.  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default, other than an Event of Default specified in clauses (5) and (6) above, shall occur and be continuing, the Trustee may, and at the written request of the holders of at least 25% in principal amount of Securities shall, declare the principal of and accrued interest on all the Securities to be due and payable by written notice to the Company, and such notice shall specify the respective Event of Default and that it is a “Notice of Acceleration.”  Upon delivery of such notice, the principal of and accrued and unpaid interest on all the Securities shall become immediately due and payable.  If an Event of Default specified in clause (5) or clause (6) above occurs, the principal of and accrued and unpaid interest on the Securities then Outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay in Dollars:

(A)          all overdue installments of interest on all Securities,

(B)           the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor by the terms of the Securities,

(C)           to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Securities, and

(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith; and

(2)           all Events of Default, other than the nonpayment of the principal of Securities which have become due solely by such acceleration, have been cured or waived as provided in Section 7.13.

No such rescission shall affect any subsequent default or impair any rights arising from a subsequent default.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

SECTION 7.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(1)           default is made in the payment of any interest upon any Security when such interest becomes due and payable, and such default continues for a period of 30 days, or

(2)           default is made in the payment of the principal of any Security, whether upon Maturity or upon any redemption or by declaration or otherwise,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, with interest upon the overdue principal and to the extent that payment of such interest is lawful, upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to any Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 7.04.  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)  to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of any Securities and to file such other papers or documents as may be necessary or advisable in order to have the claim of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding, and
(ii)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.
To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Securities in any such proceeding.

SECTION 7.05.  Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or under the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

SECTION 7.06.  Application of Money Collected.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and in the case of the distribution of such money on account of principal or interest, upon presentation (except in respect of Subdivision FIRST below) of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 8.07.

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively.

THIRD: The balance, to the Person or Persons lawfully entitled thereto (including the Company), or as a court of competent jurisdiction may direct.

SECTION 7.07.  Limitation on Suits.  No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)      such Holder has previously given written notice to the Trustee of a continued Event of Default with respect to the Securities;

(2)      the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)      such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)      the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

(5)      no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other Holders of Securities or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities.

SECTION 7.08.  Unconditional Right of Holders To Receive Principal and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of and interest on such Security on the Stated Maturity (or, in the case of redemption or repurchase, on the Redemption Date, Repurchase Date (subject to Section 3.02) or Change in Control Repurchase Date, as the case may be) at the respective places, at the respective times, at the respective rates, in the respective amounts and in Dollars, and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 7.09.  Restoration of Rights and Remedies.  If the Trustee or any Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of any Security then and in every such case the Company, the Trustee and the Holders of any Security shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 7.10.  Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of any Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 7.11.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders of the Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.

SECTION 7.12.  Control by Security Holders.  The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Indenture with respect to the Securities, provided that

(1)      such direction shall not be in conflict with any statute or rule of law or with this Indenture,

(2)      the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)      the Trustee need not take any action which it determines might involve it in personal liability or would be unduly prejudicial to the Holders of Securities not joining in such direction.

SECTION 7.13.  Waiver of Past Defaults.  The Holders of a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default.

(1)      in the payment of the principal of or interest on any Security,

(2)      in respect of a covenant or provision hereof which under Article XIV cannot be modified or amended without the consent of the Holder of each Outstanding Security affected, or

(3)      in respect of an Event of Default as a result of a failure to convert any Security in accordance with the terms of this Indenture.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose in respect of the Securities under this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 7.14.  Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of any Security, or group of Holders of any Security, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of Securities for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date, Repurchase Date or Change in Control Repurchase Date, as the case may be).

SECTION 7.15.  Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law wherever enacted, now or any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01.  Certain Duties and Responsibilities.  (a)    The Trustee shall comply with, have all the benefits of, and be subject to, the provisions of Section 315 of the TIA.

(b)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 8.02.  Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to any Securities, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the TIA, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities; and provided, further, that in the case of any default of the character specified in Section 7.01(a)(4) no such notice to Holders of Securities shall be given until at least 60 days after the occurrence thereof.  The term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 8.03.  Certain Rights of Trustee.  Except as otherwise provided in Section 8.01:

(a)  the Trustee may rely and shall be protected in acting or refraining from acting upon any Board Resolution, certificate, statement, instrument, opinion, report, notice, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of a Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and an Opinion of Counsel;

(d)  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders of Securities shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)  the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)  before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(j)  in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)  the Trustee shall not be liable for interest on any money received by it, except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law;

(l)  the Trustee shall not be deemed to have notice of any Default or Event of Default unless a trust officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(m)  the rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its respective capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

SECTION 8.04.  Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statement of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities or any Common Stock issuable upon conversion of the Securities.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 8.05.  May Hold Securities.  The Trustee, any Paying Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 8.08 and 8.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, or such other agent.

SECTION 8.06.  Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 8.07.  Compensation and Reimbursement.  The Company agrees:

(1)     to pay to the Trustee from time to time in Dollars reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)     to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)     to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities.

The provisions of this Section 8.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 8.08.  Qualification of Trustee; Conflicting Interests. The Trustee for the Securities issued hereunder shall be subject to the provisions of Section 310(b) of the TIA during the period of time provided for therein. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the TIA.

SECTION 8.09.  Persons Eligible for Appointment as Trustee.  There shall at all times be a Trustee for the Securities hereunder which shall at all times be either:

(i)  a corporation or national association organized and doing business under the laws of the United States of America or of any State or the District of Columbia which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, state or District of Columbia authority; or
(ii)  a corporation or national association organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees’ in either case having a combined capital and surplus of at least $50,000,000.  If such corporation or national association publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as trustee for the Securities.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

SECTION 8.10.  Resignation and Removal; Appointment of Successor.  (a)    No resignation or removal of the Trustee for the Securities and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.11.

(b)  The Trustee may resign at any time by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)  The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and to the Company.

(d)  If at any time:

(1)           the Trustee shall fail to comply with Section 8.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee or (ii) subject to Section 7.07, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and have accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee, in the manner specified in Section 1.07, to the Holders of the Securities.  Each notice shall include the name of the successor Trustee and the address of its Principal Corporate Trust Office.

SECTION 8.11.  Acceptance of Appointment by Successor.  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the resigning Trustee; but, on request of the Company or such successor Trustee, such resigning Trustee shall, upon payment of its outstanding charges and expenses, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 8.07.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 8.12.  Merger, Conversion, Consolidation or Succession to Business of Trustee.  Any corporation or national association into which the Trustee for the Securities may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 8.13.  Preferential Collection of Claims Against Company.  The Trustee shall comply with the requirements of Section 311 of the TIA and any rules or regulations promulgated by the Commission thereunder.

ARTICLE IX

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 9.01.  Company May Consolidate, etc., Only on Certain Terms.  The Company shall not consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, to any Person, unless:

(1)           the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)           immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)           the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 9.02.  Successor Corporation Substituted for Company.  Upon any consolidation or merger, or any conveyance or transfer of substantially all of the properties and assets of the Company in accordance with Section 9.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

In the event of any such conveyance or transfer, the Person named as the “Company” in the first paragraph of this instrument or any successor which shall theretofore have become such in the manner prescribed in this Article may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker of all the securities and from its obligations under this Indenture.

ARTICLE X

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.01.  Satisfaction and Discharge of Securities.  The Company shall be deemed to have satisfied and discharged the entire indebtedness on all the Outstanding Securities, and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when (i) all Outstanding Securities theretofore authenticated and delivered (other than any Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10), (ii) Outstanding Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Sections 4.04, have been delivered to the Trustee for cancellation and (iii) the Company has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent herein provided for relating to due satisfaction and discharge of the entire indebtedness on all Outstanding Securities have been complied with.

SECTION 10.02.  Satisfaction and Discharge of Indenture.  Upon compliance by the Company with the provisions of Section 10.01 as to the satisfaction and discharge of any Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein).  Upon Company Request and receipt of an Opinion of Counsel, an Officer’s Certificate and, if appropriate under the circumstances, an opinion of independent public accountants (and at the expense of the Company), the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company under Section 8.07 and the obligations of the Trustee under Section 10.03 shall survive.

SECTION 10.03.  Application of Trust Money.  All money and obligations deposited with the Trustee pursuant to Section 10.01 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form and substance reasonably satisfactory to the Trustee.  Such money and obligations shall be applied by the Trustee, in accordance with the provisions of the Securities, this Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and interest, if any, on the Securities for the payment of which such money and obligations have been deposited with the Trustee.  If Securities are to be redeemed prior to their Stated Maturity, the Company shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 10.04.  Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Securities, all moneys then held by any Paying Agent for such Securities under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE XI

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

SECTION 11.01.  Exemption from Individual Liability.  No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Trustee or of any predecessor or successor corporation, either directly or through the Company or the Trustee, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood and agreed that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or the Trustee or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution and delivery of this Indenture and the issue of such Securities.

ARTICLE XII

HOLDERS’ MEETINGS

SECTION 12.01.  Purposes of Meetings.  A meeting of Holders of Securities may be called at any time and from time to time pursuant to the provisions of this Article XII for any of the following purposes:

(1)      to give any notice to the Company or the Trustee for the Securities, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VII;

(2)      to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

(3)      to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 14.02; or

(4)      to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

SECTION 12.02.  Call of Meetings by Trustee.  The Trustee for the Securities may at any time call a meeting of Holders of Securities to take any action specified in Section 12.01 to be held at such time and at such place in The Borough of Manhattan, The City of New York as the Trustee shall determine.  Notice of every meeting of the Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Securities in the manner and to the extent provided in Section 1.07.  Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.

SECTION 12.03.  Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities, shall have requested the Trustee to call a meeting of Holders of Securities, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place in The Borough of Manhattan and may call such meeting to take any action authorized in Section 12.01 by giving notice thereof as provided in Section 12.02.

SECTION 12.04.  Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall be (a) a Holder of one or more Securities or (b) a Person appointed by an instrument in writing as proxy by such Holder.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel; provided, however, that representatives of the Trustee shall be entitled during a meeting of Holders to meet with the Holders outside the presence of representatives of the Company and its counsel.

SECTION 12.05.  Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Securities, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, The submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting unless the meeting shall have been called by the Company or by Holders of the Securities as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

At any meeting each Holder of Securities with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing aforesaid duly designating him as the Person to vote on behalf of other Holders.  At any meeting of Holders, the presence of Persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in aggregate principal amount of such Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.  Any meeting of Holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by a majority of such Holders present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 12.06.  Voting.  The vote upon any resolution submitted to any meeting of Holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 12.02.  The record shall show the serial numbers of the Securities voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 12.07.  No Delay of Rights by Meeting.  Nothing contained in this Article XII shall be deemed or construed to authorize or permit by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

ARTICLE XIII

SECURITY HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND
COMPANY

SECTION 13.01.  Company To Furnish Trustee Names and Addresses of Holders.  In accordance with Section 312(a) of the TIA, the Company shall furnish or cause to be furnished to the Trustee (a) semiannually and not more than 10 days after the Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities as of such date in each year, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, so long as the Trustee is Security Registrar, no such list need be furnished.

SECTION 13.02.  Preservation of Information; Communications to Holders.  The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of The TIA, subject to the exculpation from liability contained in Section 312(c) of such Act.

SECTION 13.03.  Reports by Trustee.  The Trustee shall comply with the provisions of Section 313 of the TIA.

SECTION 13.04.  Reports by Company.  The Company shall comply with the provisions of Section 314(a)(1), (2) and (3) of the TIA.

ARTICLE XIV

SUPPLEMENTAL INDENTURES

SECTION 14.01.  Supplemental Indentures Without Consent of Security Holders.

Without the consent of the Holders of any Securities, the Company and the Trustee for the Securities, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a)     add guarantees with respect to the Securities;

(b)     secure the Securities;

(c)     provide for the assumption by a successor Person (including in connection with any Public Acquirer Change in Control, if applicable) of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, sale, conveyance, transfer, sale or lease or similar transaction pursuant to Article IX, Section 5.11 or Section 5.01(c) (in the case of a Public Acquirer Change in Control) hereof;

(d)     surrender any right or power herein conferred upon the Company;

(e)     add to the covenants of the Company for the benefit of the Holders of Securities;

(f)     cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein so long as any such change or modification does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities;

(g)     comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(h)     establish the form of Securities if issued in definitive form;

(i)     evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee in accordance with the terms of this Indenture;

(j)     give effect to the election, if any, by the Company, described in Section 5.01(c) upon the occurrence of a Public Acquirer Change in Control;

(k)     conform, as necessary, this Indenture and the Securities to the “Description of the Notes” as set forth in the Offering Memorandum; or

(l)     make other changes to this Indenture or forms or terms of the Securities so long as no such change individually or in the aggregate with all other such changes has or will have an adverse effect on the interests of the Holders of the Securities.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 14.02.  Supplemental Indentures with Consent of Security Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)     change to the payment due date of the principal or interest on any Security;

(2)     reduce the principal amount, Repurchase Price, Change in Control Repurchase Price or Redemption Price of, or the rate of interest on any Security, whether upon acceleration, repurchase pursuant to Section 3.02, repurchase pursuant to Section 3.03, redemption pursuant to Section 3.01 or otherwise, or alter the manner of calculation of interest, or the rate of accrual thereof on any Security;

(3)     change to the place or currency of payment on any Security;

(4)     impair Holders’ right to sue for payment of any amount due on their Securities;

(5)     modify the provisions of this Indenture relating to the Company’s obligation to repurchase Securities (i) upon the occurrence of a Change in Control, or (ii) on a Repurchase Date;

(6)     impair any right that Holders may have to convert Securities into cash, shares of Common Stock, if any, or other securities or property pursuant to Article V;

(7)     reduce the percentage of Holders of Securities whose consent is needed to modify or amend this Indenture;

(8)     reduce the percentage of Holders of Securities whose consent is needed to waive compliance (whether pursuant to Section 4.07 or otherwise) by the Company with any provision of this Indenture or to waive defaults (whether pursuant to Section 7.13 or otherwise), including a default in the payment of the principal of, or the Redemption Price, Repurchase Price or Change in Control Repurchase Price of, or any interest on, any Security; and

(9)     modify any other aspect of the provisions of this Indenture dealing with modification and waiver of thereof or Holders’ right to convert their Securities.

It shall not be necessary for any Act of Security Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 14.03.  Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution and delivery of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 14.04.  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIV, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of any Securities affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes with regard to the Securities.

SECTION 14.05.  Conformity with TIA.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

SECTION 14.06.  Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee or the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding.

ARTICLE XV

MISCELLANEOUS

SECTION 15.01.  Governing Law.  THIS INDENTURE AND EACH SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 15.02.  Counterparts.  This Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 15.03.  Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture.

SECTION 15.04.  TIA Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

SECTION 15.05.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 15.06.  Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 15.07.  Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 15.08.  Benefits of Indenture.  Nothing in this Indenture or in the Securities express or implied shall give to any Person, other than the parties hereto and their successors and assigns hereunder, the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

GENERAL MILLS, INC.

By:	/s/ Donal L. Mulligan
Name: Donal L. Mulligan
Title: Vice President, Treasurer

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By:	/s/ Daniel G. Donovan
Name: Daniel G. Donovan
Title: Vice President

EXHIBIT A

FORM OF SECURITY

[FORM OF FACE OF NOTE]

[Transfer Restricted Securities Legend – Include only
on Transfer Restricted Securities]

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO GENERAL MILLS, INC. (THE “COMPANY”) OR A SUBSIDIARY THEREOF, (2) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO AN EXEMPTION (OTHER THAN RULE 144A) FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

[Global Securities Legend – Include only on Global Securities]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO THE DEPOSITORY TRUST COMPANY, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[To be Included on Both Transfer Restricted and Global Securities]

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS SECURITY IS APRIL 11, 2007.  FOR INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, PLEASE CONTACT THE COMPANY AT NUMBER ONE GENERAL MILLS BOULEVARD, MINNEAPOLIS, MINNESOTA 55426 TO THE ATTENTION OF THE TREASURER.

GENERAL MILLS, INC.

Floating Rate Convertible Senior Note due April 11, 2037

No.: [ ]	CUSIP NUMBER: 370334 BC7
ISIN NUMBER: US370334BC74

Principal Amount: $

General Mills, Inc., a Delaware corporation (the “Company”), promises to pay to [Cede & Co.]* or registered assigns, the principal amount of $[           ][, or such lesser principal amount as set forth on Schedule I hereto]*, on April 11, 2037, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.  This Security is convertible as specified on the other side of this Security.

Interest Payment Dates:  April 11, July 11, October 11 and January 11, commencing July 11, 2007.

Record Dates:  March 25, June 25, September 25 and December 25 (whether or not a Business Day), commencing June 25, 2007.

*              Include only on Global Security

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated:

GENERAL MILLS, INC.

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By:

Authorized Officer

[FORM OF REVERSE OF NOTE]

General Mills, Inc.

Floating Rate Convertible Senior Note due April 11, 2037

(1)           Interest.  The Company will pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues.

This Security will bear interest at an annual rate equal to 1-month LIBOR, reset on each LIBOR Rate Reset Date, minus 0.07%, and will initially bear interest at a rate of 5.25%; provided that such rate shall never be less than 0% per annum.  Interest will be payable quarterly in arrears on January 11, April 11, July 11 and October 11 of each year (each, an “Interest Payment Date”), subject to Section 2.05 of the Indenture, commencing July 11, 2007.  Interest will accrue on a monthly basis based on the relevant 1-month LIBOR, but such interest will be payable only on a quarterly basis on each Interest Payment Date (and the amount of interest payable on each such Interest Payment Date will be the aggregate amount of interest accrued, if any, without compounding, for each of the three immediately preceding one-month periods from, and including, a LIBOR Rate Reset Date to, but excluding, the immediately succeeding LIBOR Rate Reset Date).  The Company will pay interest on any overdue principal amount at the interest rate borne by the Floating Rate Convertible Senior Notes due April 11, 2037 (the “Securities”) at the time such interest on the overdue principal amount accrues, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period), at the same interest rate.  Interest on the Securities will be computed using the actual number of days elapsed between the LIBOR Rate Reset Dates divided by 360.

The Holders of the Securities shall be entitled to the benefits of the Registration Rights Agreement, including the right to receive Registration Rights Additional Interest in the event of Registration Defaults (as defined in the Registration Rights Agreement under Section 3(a) thereof), such Registration Rights Additional Interest to be payable at the same times and to the same Persons as regular interest is payable with respect to the Securities, it being understood that any reference in this Security to “interest” shall be deemed to include “Registration Rights Additional Interest” if then owing in accordance with the terms of the Registration Rights Agreement.

The Holders of the Securities shall be entitled to the benefits of Section 7.01(b) of the Indenture, relating to the right to receive Default Additional Interest pursuant to the terms of such Section, and such Default Additional Interest shall be payable at the same times and to the same Persons as regular interest is payable with respect to the Securities, it being understood that any reference in this Security to “interest” shall be deemed to include “Default Additional Interest” if then owing in accordance with the terms set forth in Section 7.01(b) of the Indenture.

(2)           Method of Payment.  Subject to the terms and conditions of the Indenture, the Company will pay interest on this Security to the Person who is the registered Holder of this Security at the close of business on March 25, June 25, September 25 and December 25, whether or not a Business Day (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date.  Subject to the terms and conditions of the Indenture (including Article III thereof), the Company will make all payments in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity (including interest payable on the date such amounts are due), as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security.

(3)           Paying Agent, Conversion Agent and Registrar.  Initially, The Bank of New York Trust Company, N.A., as trustee under the Indenture (the “Trustee”) will act as Paying Agent, Conversion Agent and Security Registrar.

(4)           Indenture.  The Company issued the Securities under an Indenture dated as of April 11, 2007 (the “Indenture”) between the Company and the Trustee.  The Securities are general unsecured obligations of the Company limited to $1,150,000,000.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

(5)           Redemption at the Option of the Company.  No sinking fund is provided for the Securities.  Beginning on April 11, 2008, the Company shall have the right to redeem the Securities as set forth in Section 3.01 of the Indenture.  The Company must make at least four quarterly interest payments (including the interest payments on July 11, 2007 and April 11, 2008) in the full amount required by the Indenture and this Security before redeeming any Securities pursuant to Section 3.01 of the Indenture.

(6)           Repurchase By the Company at the Option of the Holder on Specified Dates; Repurchase at the Option of the Holder Upon a Change in Control.  On each of April 11, 2008, 2009, 2012, 2017, 2022, 2027 and 2032, a Holder of the Securities shall have the right to require the Company to repurchase all or a portion of its Securities pursuant to Section 3.02 of the Indenture.  Upon the occurrence of a Change in Control, a Holder of the Securities shall have the right to require the Company to repurchase all or a portion of its Securities pursuant to Section 3.03 of the Indenture.

(7)           Conversion.  Subject to and in compliance with the provisions of the Indenture, a Holder shall have the right to convert each $1,000 principal amount of Securities into cash, Common Stock or a combination thereof as provided in Article V of the Indenture.

(8)           Denominations; Transfer; Exchange.  The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

(9)           Persons Deemed Owners.  The registered Holder of this Security may be treated as the owner of this Security for all purposes.

(10)         Amendment; Waiver.  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding.  Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities as set forth in Section 14.01 of the Indenture.

(11)         Defaults and Remedies.  As set forth in the Indenture, subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee may, and at the written request of the Holders of not less than 25% in principal amount of Securities then Outstanding shall, declare the principal of and accrued but unpaid interest of all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.

(12)         Trustee Dealings with the Company.  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(13) Calculations in Respect of Securities.  The Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Common Stock Price of the Common Stock, the Current Market Price of the Common Stock and the amount of Additional Interest, if any, accrued on the Securities.  Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities.

(14)         No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

(15)         Ranking.  The Securities shall be the unsubordinated, unsecured obligations of the Company and shall rank equal in priority among themselves and with all of the Company’s existing and future direct, unsubordinated, unsecured indebtedness from time to time outstanding.

(16)         Authentication.  This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

(17)         Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (“Tenants In Common”), TEN ENT (“Tenants By The Entireties”), JT TEN (“Joint Tenants With Right Of Survivorship And Not As Tenants In Common”), CUST (“Custodian”) and U/G/M/A (“Uniform Gift To Minors Act”).

(18)         Governing Law.  THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

(19)         CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

(20)         Conflicts with Indenture.  In the event of any conflict, inconsistency or ambiguity between any provision set forth in this Security and any provision of the Indenture, the Indenture shall control.

ASSIGNMENT FORM	EXCHANGE NOTICE

To assign this Security, fill in the form below:	To convert this Security for Cash, Common Stock of the
Company or a combination thereof, check the box ☐

I or we assign and transfer this Security to

To convert only part of this Security, state the principal
amount to be converted (which must be $1,000
(Insert assignee’s soc. sec. or tax ID no.)	or an integral multiple of $1,000):

(Print or type assignee’s name, address and zip code)	If you want the stock certificate, if any, made out in
another person’s name fill in the form below:

and irrevocably appoint
agent to transfer this Security on the books of the	(Insert the other person’s soc. sec. or tax ID no.)
Company. The agent may substitute another to act for him.

(Print or type other person’s name, address and zip code)

Date:	Date:

Your Signature:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)	(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed	Signature Guaranteed

Participant in a Recognized Signature	Participant in a Recognized Signature
Guarantee Medallion Program	Guarantee Medallion Program

By:	By:
Authorized Signatory	Authorized Signatory

FORM OF REPURCHASE NOTICE

To:          General Mills, Inc.

The undersigned registered holder of this Security requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below, in accordance with the terms and conditions referred to in this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.  This Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)
Fill in for registration of Securities
not repurchased if to be issued other
than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

Certificate number of Security (if applicable):

Principal amount to be repurchased (if less than all): $ ,000

Date of requested repurchase: April 11, 20

(specify either 2008, 2009, 2012, 2017, 2022, 2027 or 2032)

FORM OF OPTION TO ELECT REPURCHASE
UPON A CHANGE IN CONTROL

To:  General Mills, Inc.

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from General Mills, Inc. as to the occurrence of a Change in Control and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of this Security and the Indenture referred to in this Security and directs that the payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.  This Security shall be repurchased as of the Change in Control Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

Fill in for registration of Securities
not repurchased if to be issued other
than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

Certificate number of Security (if applicable):

Principal amount to be repurchased (if less than all): $ ,000

SCHEDULE I*

GENERAL MILLS, INC..
Floating Rate Convertible Senior Notes due April 11, 2037

No.:  [    ]

Date	Principal Amount	Notation

*              Include only on Global Security

EXHIBIT B

TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities or shares of Common Stock issued upon conversion of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of such Security or shares of Common Stock, as the case may be, hereby certifies with respect to $           principal amount of the above-captioned Securities or               shares of Common Stock, as the case may be, presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange where the securities deliverable upon such exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐            The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or

☐            The transfer of the Surrendered Securities is pursuant to an exemption (other than Rule 144A) from the registration requirement of the Securities Act, including pursuant to Rule 144 thereunder (if available); or

☐            The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐            The transfer of the Surrendered Securities is made to the Company or any of its subsidiaries.

Date:

Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

B-1

SCHEDULE A

Share Price

Effective Date of Change in Control	58.97	65.00	70.00	75.00	80.00	90.00	100.00	125.00	150.00	175.00	200.00	225.00	250.00	275.00
April 11, 2007	6.9577	5.3846	4.2857	3.3333	2.5000	1.2420	0.6288	0.2621	0.2082	0.1748	0.1499	0.1304	0.1149	0.1022
July 11, 2007	6.9577	5.3846	4.2857	3.3333	2.5000	1.1585	0.5222	0.2005	0.1614	0.1356	0.1163	0.1013	0.0893	0.0795
October 11, 2007	6.9577	5.3846	4.2857	3.3333	2.5000	1.1111	0.3983	0.1353	0.1102	0.0927	0.0795	0.0693	0.0611	0.0544
January 11, 2008	6.9577	5.3846	4.2857	3.3333	2.5000	1.1111	0.2447	0.0677	0.0554	0.0466	0.0400	0.0349	0.0308	0.0274
April 11, 2008	6.9577	5.3846	4.2857	3.3333	2.5000	1.1111	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

A-1